                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                                GDI COMPANY, INC.

                                    AS LENDER

                                       AND

                 GROSSMAN'S INC., GRS HOLDING COMPANY, INC. AND
                            GRS REALTY COMPANY, INC.

                                  AS BORROWERS




                           DATED AS OF APRIL 30, 1997

                                TABLE OF CONTENTS
                                -----------------

                                                                                               PAGE
                                                                                               ----

1.  DEFINITIONS..................................................................................2


2.  CREDIT FACILITIES...........................................................................12

    2.1.   Revolving Loans......................................................................12
    2.2.   Letter of Credit Accommodations......................................................12
    2.3.   Ratification of Pre-Petition Obligations.............................................14

3.  INTEREST................................................................................... 14

    3.1.   Interest............................................................................ 14

4.  CONDITIONS PRECEDENT........................................................................15

    4.1.   Conditions Precedent to Loans and Letter of Credit Accommodations....................15
    4.2.   Additional Conditions Precedent to Loans and Letter of Credit Accommodations.........16

5.  GRANT OF SECURITY INTEREST..................................................................16


6.  COLLECTION AND ADMINISTRATION...............................................................17

    6.1.   Borrowers' Loan Account..............................................................17
    6.2.   Statements...........................................................................17
    6.3.   Collection of Accounts...............................................................17
    6.4.   Payments 18
    6.5.   Authorization to Make Loans..........................................................18
    6.6.   Use of Proceeds......................................................................19

7.  COLLATERAL REPORTING AND COVENANTS..........................................................19

    7.1.   Collateral Reporting.................................................................19
    7.2.   Accounts Covenants...................................................................20
    7.3.   Inventory Covenants..................................................................21
    7.4.   Equipment Covenants..................................................................22
    7.5.   Power of Attorney....................................................................22
    7.6.   Right to Cure........................................................................23
    7.7.   Access to Premises...................................................................23

8.  REPRESENTATIONS AND WARRANTIES..............................................................24

    8.1.   Corporate Existence, Power and Authority; Subsidiaries...............................24
    8.2.   Financial Statements.................................................................24
    8.3.   Chief Executive Office; Collateral Locations.........................................24
    8.4.   Priority of Liens; Title to Properties...............................................24

                                TABLE OF CONTENTS
                                -----------------
                                  (CONTINUED)
                                                                                               PAGE
                                                                                               ----

    8.5.   Tax Returns..........................................................................25
    8.6.   Litigation...........................................................................25
    8.7.   Compliance with Other Agreements and Applicable Laws.................................25
    8.8.   Credit Card Agreements...............................................................26
    8.9.   Employee Benefits....................................................................26
    8.10.  Capitalization.......................................................................27
    8.11.  Accuracy and Completeness of Information.............................................27
    8.12.  Survival of Warranties...............................................................27

9.  AFFIRMATIVE AND NEGATIVE COVENANTS..........................................................28

    9.1.   Maintenance of Existence.............................................................28
    9.2.   New Collateral Locations.............................................................28
    9.3.   Compliance with Laws, Regulations, Etc...............................................28
    9.4.   Payment of Taxes and Claims..........................................................28
    9.5.   Insurance............................................................................29
    9.6.   Financial Statements and Other Information...........................................29
    9.7.   Sale of Assets, Consolidation, Merger, Dissolution, Etc..............................30
    9.8.   Encumbrances.........................................................................31
    9.9.   Indebtedness.........................................................................32
    9.10.  Loans, Investments, Guarantees, Etc..................................................32
    9.11.  Dividends and Redemptions............................................................33
    9.12.  Transactions with Affiliates.........................................................33
    9.13.  Credit Card Agreements...............................................................33
    9.14.  Compliance with ERISA................................................................33
    9.15.  Costs and Expenses...................................................................34
    9.16.  Further Assurances...................................................................34

10. EVENTS OF DEFAULT AND REMEDIES..............................................................35

    10.1.  Events of Default....................................................................35
    10.2.  Remedies.............................................................................36

11. JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW................................37

    11.1.  Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver................37
    11.2.  Waiver of Notices....................................................................38
    11.3.  Amendments and Waivers...............................................................38
    11.4.  Indemnification......................................................................39

12. TERM OF AGREEMENT; MISCELLANEOUS............................................................39

    12.1.  Term. ...............................................................................39
    12.2.  Notices .............................................................................40
    12.3.  Partial Invalidity...................................................................40
    12.4.  Successors...........................................................................40
    12.5.  Entire Agreement.....................................................................40

                AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

     This Amended and Restated Loan and Security Agreement dated as of April 30, 1997 (this "Agreement") is entered into by and among GDI Company, Inc., an Oregon corporation ("Lender") and Grossman's Inc., a Delaware corporation ("Grossman's"), GRS Holding Company, Inc., a Delaware corporation ("Holding"), and GRS Realty Company, Inc., a Delaware corporation ("Realty"), each in their respective capacities as Debtor and Debtor-in-Possession in the Chapter 11 Case (as hereinafter defined). Grossman's, Holding and Realty in such capacities are hereinafter sometimes referred to collectively as the "Borrowers", and each is hereinafter sometimes referred to individually as a "Borrower".


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, Borrowers have commenced a case under Chapter 11 of the Bankruptcy Code (as hereinafter defined) in the Bankruptcy Court (as hereinafter defined), and Borrowers have retained possession of their respective assets and are authorized under the Bankruptcy Code to continue the operation of their respective businesses as Debtors-in-Possession; and

     WHEREAS, prior to the commencement of the Chapter 11 Case (as hereinafter defined), Congress Financial Corporation (New England), a Massachusetts corporation (the "Existing Lender") made loans and advances to Grossman's secured by certain assets and properties of Grossman's as set forth in the Existing Financing Agreements (as hereinafter defined); and

     WHEREAS, the Existing Lender has agreed to assign and transfer to Lender all of its right, title and interest in, to and under the Existing Financing Agreements and the loans, advances and financial accommodations made thereunder, subject to the assumption by Lender of all of the Existing Lender's obligations thereunder, and Lender has agreed to accept such assignment and transfer and to assume such obligations, all as provided in an Assignment and Assumption Agreement of even date herewith in the form of Exhibit A hereto (the "Assignment Agreement"); and

     WHEREAS, the Bankruptcy Court has entered a Financing Order (as hereinafter defined) pursuant to which Lender may make post-petition loans and advances to Borrowers secured by all assets and properties and properties of Borrowers as set forth in the Financing Order and the other Financing Agreements (as hereinafter defined); and

     WHEREAS, the Financing Order authorizes the Borrowers to execute and deliver this Agreement; and

     WHEREAS, Lender is willing to enter into this Agreement and to make such post-petition loans and advances on the terms and conditions set forth herein; and

     WHEREAS, this Agreement is intended to amend and restate the Existing Loan Agreement (as hereinafter defined), which is hereby superseded in its entirety; and

     WHEREAS, all obligations of Grossman's arising under or in connection with the Existing Financing Agreements outstanding immediately prior to the Petition Date (as hereinafter defined) shall remain outstanding and shall not be modified or affected by the amendment and restatement of the Existing Loan Agreement set forth herein except as expressly provided herein;

     NOW, THEREFORE, in consideration of the foregoing, the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby confirm the foregoing Recitals and agree as follows:

1.   DEFINITIONS
     -----------

     All terms used herein which are defined in Article 1 or Article 9 of the Uniform Commercial Code shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural. All references to Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. An Event of Default shall exist or continue or be continuing until such Event of Default is waived or cured in accordance with Section 11.3. Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

     1.1. "Accounts" shall mean all present and future rights of Borrowers to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper, and whether or not earned by performance.

     1.2. "Assignment Agreement" has the meaning set forth in the Recitals.

     1.3. "Bankruptcy Code" shall mean the United States Bankruptcy Code, being Title 11 of the United States Code as enacted in 1978, as the same has heretofore been or may hereafter be amended, recodified, modified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.4. "Bankruptcy Court" shall mean the United States Bankruptcy Court or the United States District Court for the District of Delaware.

     1.5. "Blocked Account" shall have the meaning set forth in Section 6.3 hereof.

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

     1.6. "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which commercial banks are authorized or required to close under the laws of the State of Massachusetts.

     1.7. "Capital Stock" shall mean any and all shares, interests, participations, or other equivalents (however designated) of corporate stock or partnership interests and any options or warrants with respect to any of the foregoing.

     1.8. "Carve-Out Claims" shall mean fees and expenses of the United States Trustee and fees and expenses of professionals incurred by Debtors, Debtors-in-Possession or any Creditors' Committee in connection with the Chapter 11 Case (or any future proceeding which may develop out of such case) which are given priority expense claim status superior to Lender's claims.

     1.9. "Chapter 11 Case" shall mean the Chapter 11 case of the Borrowers under the Bankruptcy Code referred to as In re: Grossman's Inc. et al., pending in the Bankruptcy Court.

     1.10. "Code" shall mean the Internal Revenue Code of 1986, as the same now exists or may from time to time hereafter be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.11. "Collateral" shall mean, collectively, the Pre-Petition Collateral and the Post-Petition Collateral.

     1.12. "Cost" shall mean, as to Inventory as of any date, the cost of such inventory as of such date calculated on a basis consistent with Borrowers' current accounting system and in accordance with GAAP.

     1.13. "Credit Card Acknowledgments" shall mean, individually and collectively, the agreements by Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements in favor of Lender acknowledging Lender's first priority security interest in the monies due and to become due to Borrower (including, without limitation, credits and reserves) under the Credit Card Agreements, and agreeing to transfer all such amounts to the Blocked Accounts, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.14. "Credit Card Agreements" shall mean all agreements now or hereafter entered into by Borrower with any Credit Card Issuer or any Credit Card Processor, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced-.

     1.15. "Credit Card Issuer" shall mean any person (other than Borrower) who issues or whose members issue credit cards, including, without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club, Carte Blanche and other non-bank credit or debit cards.

     1.16. "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who facilitates, services, processes or manages the credit authorization, billing transfer and/or payment procedures with respect to any of Borrowers' sales transactions involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card issuer.

     1.17. "Credit Card Receivables" shall mean all Accounts consisting of the present and future rights of any Borrower to payment for Inventory sold and delivered to customers who have purchased such goods using a credit card or a debit card issued by a Credit Card Issuer, whether payable by the Credit Card Issuer, Credit Card Processor, or otherwise.

     1.18. "Division" shall mean each of the operating divisions of Borrowers established for the conduct of their business, including the Contractor's Warehouse and Mr. 2nd Bargain Outlet divisions of Grossman's.

     1.19. "Eligible Accounts" shall mean Accounts created by Borrowers or any of them if:

          (a) such Accounts arise from the actual and BONA FIDE sale and delivery of goods by any Borrower or rendition of services by any Borrower in the ordinary course of its business which transactions are completed in accordance with the terms and provisions contained in any documents related thereto;

          (b) such Accounts are not unpaid more than ninety (90) days after their original due date;

          (c) such Accounts comply with the terms and conditions contained in
Section 7.2(c) of this Agreement;

          (d) such Accounts do not arise from sales on consignment, guaranteed sale, sale and return, sale on approval, or other terms under which payment by the account debtor may be conditional or contingent;

          (e) the chief executive office of the account debtor with respect to such Accounts is located in the United States of America (a "Domestic Account"), PROVIDED THAT an Account that is not a Domestic Account (a "Foreign Account") shall be an Eligible Account where (i) such Foreign Account is payable only in the United States and in U.S. dollars, and (ii) either: (A) the account debtor has delivered to the applicable Borrower an irrevocable letter of credit, sufficient to cover such Foreign Account, issued or confirmed by a bank which is organized under the laws of the United States of America or a state thereof and which has capital, surplus and undivided profits in excess of $500,000,000, or
(B) such Foreign Account is subject to credit insurance payable to Lender issued by an insurer and on terms and in an amount reasonably acceptable to Lender, or
(C) such Account is otherwise acceptable in all respects to Lender;

          (f) such Accounts do not consist of progress billings, bill and hold invoices or retainage invoices, except as to bill and hold invoices, if Lender shall have received an agreement in writing from the account debtor, in form and substance satisfactory to Lender, confirming the unconditional obligation of the account debtor to take the goods related thereto and pay such invoice;

          (g) the account debtor with respect to such Accounts has not asserted a counterclaim, defense or dispute and does not have any right of setoff against such Accounts (provided that this paragraph shall not apply to any portion of such Accounts which is not subject to such counterclaim, defense, dispute or setoff);

          (h) such Accounts are subject to the first priority, valid and perfected security interest of Lender and any goods giving rise thereto are not, and were not at the time of the sale thereof, subject to any liens except those permitted in this Agreement;

          (i) neither the account debtor nor any officer or employee of the account debtor with respect to such Accounts is an officer, employee or agent of or affiliated with Borrowers directly or indirectly by virtue of family membership, ownership, control, management or otherwise;

          (j) the account debtors with respect to such Accounts are not any foreign government, the United States of America, any State, political subdivision, department, agency or instrumentality thereof, unless, if the account debtor is the United States of America, any State, political subdivision, department, agency or instrumentality thereof, upon Lender's request, the Federal Assignment of Claims Act of 1940, as amended or any similar State or local law, if applicable, has been complied with in a manner reasonably satisfactory to Lender;

          (k) such Accounts of a single account debtor or its affiliates do not constitute more than twenty (20%) percent of all otherwise Eligible Accounts (but the portion of such Accounts not in excess of such percentage may be deemed Eligible Accounts);

          (l) such Accounts are not owed by an account debtor who has Accounts unpaid which constitute more than fifty (50%) percent of the total Accounts of such account debtor more than ninety days (90) after their original due date; and

          (m) such Accounts are not Credit Card Receivables.

Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

     1.20. "Eligible Inventory" shall mean Inventory consisting of finished goods held for resale in the ordinary course of the business of Borrowers; PROVIDED THAT Eligible Inventory shall not include (a) work-in-process; (b) components which are not part of finished goods unless such components are held for resale in the ordinary course of Borrowers' business; (c) spare parts for equipment; (d) packaging and shipping materials; (e) supplies used or consumed in Borrowers' business; (f) Inventory subject to a security interest or lien in favor of any person other than

Lender except those permitted in this Agreement; (g) Inventory at premises other than those owned and controlled by Borrowers, except if (i) Lender shall have received an agreement in writing from the person in possession of such Inventory and/or the owner or operator of such premises in form and substance satisfactory to Lender acknowledging Lender's first priority security interest in the Inventory, waiving security interests and claims by such person against the Inventory and permitting Lender access to, and the right to remain on, the premises so as to exercise Lender's rights and remedies and otherwise deal with the Collateral or (ii) Lender has agreed in writing to waive or defer the requirement set forth in clause (i) of this subsection (g) (provided that Lender hereby acknowledges and agrees that agreements satisfying the requirements of clause (i) have been obtained with respect to all properties leased by Borrowers on the date hereof); (h) bill and hold goods; (i) Inventory which is not subject to the first priority, valid and perfected security interest of Lender; (j) returned, damaged and/or defective Inventory not suitable for resale in the ordinary course of Borrowers' business; (k) Inventory purchased or sold on consignment; and (l) Inventory consisting of samples which are not in suitable condition for resale in the ordinary course of Borrowers' business. Any Inventory which is not Eligible Inventory shall nevertheless be part of the Collateral.

     1.21. "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to Borrowers' business and facilities (whether or not owned by it), including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal transport or handling of pollutants, contaminants, chemicals, or hazardous, toxic or dangerous substances, materials or wastes.

     1.22. "Equipment" shall mean all of Borrowers' now owned and hereafter acquired equipment. machinery, computers and computer hardware and software (whether owned or licensed), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

     1.23. "ERISA" shall mean the United States Employee Retirement Income Security Act of 1974, as the same now exists or may hereafter from time to time be amended, modified, recodified or supplemented, together with all rules, regulations and interpretations thereunder or related thereto.

     1.24. "ERISA Affiliate" shall mean any person required to be aggregated with Borrowers or any of their Subsidiaries under Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

     1.25. "Event of Default" shall mean the occurrence or existence of any event or condition described in Section 10.1 hereof.

     1.26. "Existing Financing Agreements" shall mean the Existing Loan Agreement together with all notes, guarantees, security agreements and other agreements, documents and instruments at any time executed and/or delivered pursuant thereto or in connection therewith, as each may have been amended or supplemented and in effect immediately prior to the Petition Date.

     1.27. "Existing Lender" has the meaning set forth in the Recitals.

     1.28. "Existing Loan Agreement" shall mean that certain Loan and Security Agreement dated May 2, 1996 by and between Grossman's and the Existing Lender, as amended and in effect immediately prior to the Petition Date.

     1.29. "Financing Agreements" shall mean, collectively, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by Borrowers or any Obligor in connection with this Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

     1.30. "Financing Order" shall mean, individually and collectively, the Permanent Financing Order and other Orders entered by the Bankruptcy Court in the Chapter 11 Case relating thereto authorizing the granting of credit by Lender to Borrowers on an emergency, interim, permanent or final basis pursuant to Section 364 of the Bankruptcy Code, as may be issued or entered by the Bankruptcy Court.

     1.31. "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Boards which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 9.13 and 9.14 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

     1.32. "Information Certificate" shall mean the Information Certificate of Borrowers constituting Exhibit B hereto containing material information with respect to Borrowers, its business and assets provided by or on behalf of Borrowers to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

     1.33. "Interest Rate" shall mean a rate of one (1.00%) percent per annum in excess of the Prime Rate; PROVIDED THAT the Interest Rate shall mean the rate of three percent (3.0%) per annum in excess of the Prime Rate as to all Loans, at Lender's option, without notice, for the period on and after the date of the occurrence of any Event of Default, and for so long as such

Event of Default is continuing or until such time as all Obligations are indefeasibly paid in full (notwithstanding entry of any judgment against any Borrower).

     1.34. "Interim Financing Order"means the Agreed Interim Order Approving DIP Facility With GDI Company, Inc. and Setting Final Hearing On Same, entered by the Bankruptcy Court in the Chapter 11 Case on April 9, 1997, a copy of which is attached hereto as Exhibit C.

     1.35. "Inventory" shall mean all of Borrowers' now owned and hereafter existing or acquired raw materials, work in process, finished goods and all other inventory of whatsoever kind or nature, wherever located.

     1.36. "Letter of Credit Accommodations" shall mean the letters of credit and merchandise purchase or other guaranties which are from time to time either
(a) issued or opened by Lender for the account of any Borrower or Obligor (other than any Obligor which is an inactive Subsidiary of the Borrowers) or (b) with respect to which Lender has agreed to indemnify the issuer thereof or with respect to which Lender has guaranteed to such issuer the performance by any Borrower of its obligations to such issuer.

     1.37. "Loans" shall mean the Revolving Loans.

     1.38. "Maturity Date" shall mean the earlier of (i) the first anniversary of the date of this Agreement, or (ii) the effective date of any plan of reorganization which shall be confirmed in the Chapter 11 Case.

     1.39. "Maximum Credit" shall mean $50,000,000.

     1.40. "Maximum Interest Rate" shall mean the maximum non-usurious rate of interest under applicable Federal or State law as in effect from time to time that may be contracted for, taken, reserved, charged or received in respect of indebtedness of Borrowers to Lender.

     1.41. "Net Amount of Eligible Accounts" shall mean the gross amount of Eligible Accounts less (a) sales, excise or similar taxes included in the amount thereof and (b) returns, discounts, claims, credits and allowances of any nature at any time issued, owing, granted, outstanding, available or claimed with respect thereto.

     1.42. "Obligations" shall mean, collectively, the Pre-Petition Obligations and the Post-Petition Obligations.

     1.43. "Obligor" shall mean any guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrowers.

     1.44. "Over-Advance Amount" shall mean $11,000,000.

     1.45. "Payment Account" shall have the meaning set forth in Section 6.3 hereof.

     1.46. "Permanent Financing Order" shall have the meaning ascribed to that term in Section 4.1(d) hereof.

     1.47. "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without limitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

     1.48. "Petition Date" shall mean the date of the commencement of the Chapter 11 Case.

     1.49. "Post-Petition Collateral" shall mean, collectively, (i) all existing and future assets and properties of Borrowers upon which Lender is granted a security interest or lien pursuant to this Agreement or the other Financing Agreements including, without limitation, all Pre-Petition Collateral and the proceeds thereof, and (ii) all other existing and future assets and properties of Borrowers and all other property of the Borrowers' respective estates upon which Lender is granted a security interest or lien pursuant to the Financing Order or any other order entered or issued by the Bankruptcy Court or by any United States Bankruptcy or District Court Judge, including, but not limited to:

               (A)  Accounts;

               (B) all present and future contract rights, general intangibles (including, but not limited to, tax and duty refunds, registered and unregistered patents, trademarks, service marks, copyrights, trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, franchises, licenses, whether as licensor or licensee, choses in action and other claims and existing and future leasehold interests in equipment, real estate and fixtures), chattel paper, documents, instruments, letters of credit, bankers' acceptances and guaranties and, without limiting the foregoing, including all other intellectual property, intercompany debt and collateral therefor, securities, such as short-term and long-term municipal bonds, mutual funds, treasury bills or notes, investor certificates, government agency mortgage backed securities and other investment instruments and the cash surrender value of life insurance policies payable to any Borrower;

               (C) all present and future monies, securities, credit balances, deposits, deposit accounts and other property of Borrowers now or hereafter held or received by or in transit to Lender or its affiliates or at any other depository or other institution from or for the account of any Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Accounts and other Collateral, including, without limitation, (i) rights and remedies under or relating to guaranties, contracts of suretyship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Accounts or other Collateral, including, without limitation, returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

               (D) Inventory, including, without limitation, in-transit Inventory located both inside and outside the United States;

               (E)  Equipment;

               (F)  Records;

               (G)  Real Property and fixtures; and

               (H) all products and proceeds of the foregoing, in any form, including, without limitation, insurance proceeds and all claims against third parties for loss or damage to or destruction of any or all of the foregoing;

PROVIDED THAT the Post-Petition Collateral shall not include the Capital Stock of Holding or Realty.

     1.50. "Post-Petition Obligations" shall mean all now existing and hereafter arising loans, advances, letter of credit accommodations, debts, obligations, liabilities, covenants and duties of Borrowers to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising on or after the Petition Date and whether arising on or after the conversion or dismissal of the Chapter 11 Case, or before, during or after the confirmation of any plan of reorganization in the Chapter 11 Case, arising under or in connection with this Agreement or the other Financing Agreements, or pursuant to or in connection with any Financing Order, and whether incurred by Borrowers as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, fees, costs, expenses and attorneys' and accountants' fees and expenses incurred in connection with any of the foregoing.

     1.51. "Pre-Petition Collateral" shall mean, collectively, all "Collateral" (as such term was defined in the Existing Financing Agreements as in effect immediately prior to the Petition Date) owned by Grossman's immediately prior to the Petition Date (as assigned to Lender pursuant to the Assignment Agreement).

     1.52. "Pre-Petition Obligations" shall mean, collectively, all loans, advances, debts, obligations, liabilities, covenants and duties owing or to be performed by Grossman's to Lender of every kind and description, however evidenced, whether direct or indirect, absolute or contingent, joint or several, secured or unsecured, due or not due, primary or secondary, liquidated or unliquidated, arising before the Petition Date under or in connection with the Existing Financing Agreements (as assigned to Lender pursuant to the Assignment Agreement), and whether incurred by Grossman's as principal, surety, endorser, guarantor or otherwise and including, without limitation, all principal, interest, fees, costs, expenses and attorneys' and accountants' fees and expenses incurred in connection with any of the foregoing.

\

     1.53. "Prime Rate" shall mean the Prime Rate as from time to time published in the "Money Rates" section (or any successor section thereto) of The Wall Street Journal, or, if no such Prime Rate shall be so published, the rate from time to time publicly announcedBank of America, N.T. & S.A., or its successors, at its office in San Francisco, California, as its prime rate or base rate (whether or not such announced rate is the best rate available at such bank); PROVIDED THAT for all purposes of this Agreement, any published or publicly announced change in the Prime Rate shall not be effective until the first day of the month immediately following the published or publicly announced effective date of such change.

     1.54. "Real Property" shall mean all and now owned and hereafter acquired real property of Borrowers, including leasehold interests, together with all buildings, structures and other improvements located thereon, and all licenses, easements and appurtenance relating thereto.

     1.55. "Records" shall mean all of Borrowers' present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of any Borrower with respect to the foregoing maintained with or by any other person).

     1.56. "Retail Sales Price" shall mean the current ticketed sales price to its customers, net of permanent markdowns from the original ticketed sales price, for the types and categories of Eligible Inventory.

     1.57. "Revolving Loans" shall mean the loans now or hereafter made by Lender to or for the benefit of Borrowers on a revolving basis (involving advances, repayments and readvances) as set forth in Section 2.1 hereof.

     1.58. "Subsidiary" shall mean any corporation of which fifty percent (50%) or more of the outstanding securities of any class or classes thereof, as to which the holders thereof are ordinarily, in the absence of contingencies, entitled to-elect a majority of the directors (or Persons performing similar functions) of such corporation, is now or hereafter directly or indirectly (through one or more intermediaries) owned by any Borrower and/or any one or more of its Subsidiaries.

     1.59. "Value" shall mean, with respect to Inventory, the lower of (a) Cost, and (b) market value as recorded by Borrowers, net of discounts.

2.   CREDIT FACILITIES
     -----------------

     2.1. REVOLVING LOANS.

          (a) Subject to, and upon the terms and conditions contained herein, Lender agrees to make Revolving Loans to Borrowers from time to time in amounts requested by Borrowers up to an amount equal to:

          (i)   eighty (80%) percent of the Net Amount of Eligible Accounts;
                PLUS

          (ii)  sixty (60%) percent of the Value of Eligible Inventory; PLUS

          (iii) the Over-Advance Amount; MINUS

          (iv) the aggregate amount of all outstanding Letter of Credit Accommodations, if any; MINUS

          (v) the lesser of (A) $1,000,000 or (B) such amount of the fee referred to in Section 12.1(c) of the Existing Loan Agreement as may hereafter be allowed as a claim in the Chapter 11 Case (which amount shall be $0 if such fee is disallowed in its entirety).

          (b) Except in Lender's discretion, the aggregate amount of the Revolving Loans and the Letter of Credit Accommodations outstanding at any time shall not exceed the Maximum Credit. In the event that the outstanding amount of any component of the Revolving Loans, or the aggregate amount of the outstanding Revolving Loans and Letter of Credit Accommodations, exceed the amounts available under the foregoing lending formulas, the sublimits for Letter of Credit Accommodations set forth in Section 2.2(c) or the Maximum Credit, as applicable, such event shall not limit, waive or otherwise affect any rights of Lender in that circumstance or on any future occasions and Borrowers shall, upon demand by Lender, which may be made at any time or from time to time, immediately repay to Lender the entire amount of any such excess(es) for which payment is demanded.

     2.2. LETTER OF CREDIT ACCOMMODATIONS.

          (a) Subject to, and upon the terms and conditions contained herein, at the request of any Borrower, Lender agrees to provide or arrange for Letter of Credit Accommodations for the account of such Borrower containing terms and conditions acceptable to Lender and the issuer thereof. Any payments made by Lender to any issuer thereof and/or related parties in connection with the Letter of Credit Accommodations shall constitute additional Revolving Loans to Borrowers pursuant to this Section 2.

          (b) Borrowers shall promptly pay all charges, fees and expenses charged by any bank issuer or other issuer in connection with Letter of Credit Accommodations, and shall promptly reimburse Lender for all such charges, fees and expenses paid by Lender to or for the account of any such issuer.

          (c) No Letter of Credit Accommodations shall be available unless on the date of the proposed issuance of any Letter of Credit Accommodations, the Revolving Loans available to Borrowers (subject to the Maximum Credit) are equal to or greater than: (i) if the proposed Letter of Credit Accommodation is for the purpose of purchasing Eligible Inventory or indemnifying the issuer of a letter of credit for the account of Borrowers for the purpose of purchasing Eligible Inventory, the sum of (A) one hundred (100%) percent of the face amount thereof, minus the amount calculated pursuant to the lending formula applicable to the Eligible Inventory which is the subject thereof pursuant to Section 2.1(a)(ii) hereof, plus (B) freight, taxes, duty and other amounts which Lender estimates must be paid in connection with such Inventory upon arrival and for delivery to one of Borrowers' locations for Eligible Inventory within the United States of America and (ii) if the proposed Letter of Credit Accommodation is for any other purpose, an amount equal to one hundred (100%) percent of the face amount thereof and all other commitments and obligations made or incurred by Lender with respect thereto.

          (d) Except in Lender's discretion, the amount of all outstanding Letter of Credit Accommodations and all other commitments and obligations made or incurred by Lender in connection therewith, shall not at any time exceed $10,000,000. At any time an Event of Default exists or has occurred and is continuing, upon Lender's request, Borrowers will either furnish cash collateral to secure the reimbursement obligations to the issuer in connection with any Letter of Credit Accommodations or furnish cash collateral to Lender for the Letter of Credit Accommodations, and in either case, the Revolving Loans otherwise available to Borrowers shall not be reduced as provided in Section 2.2(c) to the extent of such cash collateral.

          (e) Borrowers shall jointly and severally indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with any Letter of Credit Accommodations and any documents, drafts or acceptances relating thereto, including, but not limited to, any losses, claims, damages, liabilities, costs and expenses due to any action taken by any issuer or correspondent with respect to any Letter of Credit Accommodation, other than any losses, claims, damages, liabilities, costs or expenses resulting from Lender's gross negligence or willful misconduct. Borrowers assume all risks with respect to the acts or omissions of the drawer under or beneficiary of any Letter of Credit Accommodation. Borrowers assume all risks for, and agree to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to any Letter of Credit Accommodations or any documents, drafts or acceptances thereunder. Borrowers hereby release and hold Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Borrowers, by any issuer or correspondent or otherwise with respect to or relating to any Letter of Credit Accommodation. The provisions of this Section 2.2(e) shall survive the payment of Obligations and the termination or non-renewal of this Agreement.

          (f) Nothing contained herein shall be deemed or construed to grant Borrowers any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to any Letter of Credit Accommodation provided by an issuer other than

Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to such Letter of Credit Accommodation. Borrowers shall be bound by any interpretation made in good faith by Lender, or any other issuer or correspondent under or in connection with any Letter of Credit Accommodation or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Borrowers. Lender shall have the sole and exclusive right and authority to, and Borrowers shall not: (i) at any time an Event of Default exists or has occurred and is continuing, (A) approve or resolve any questions of non-compliance of documents, (B) give any instructions as to acceptance or rejection of any documents or goods or (C) execute any and all applications for steamship or airway guaranties, indemnities or delivery orders, and (ii) at all times, (A) grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, and (B) agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letter of Credit Accommodations, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take such actions either in its own name or in any Borrower's name.

          (g) Any rights, remedies, duties or obligations granted or undertaken by any Borrower to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been granted or undertaken by Borrowers to Lender. Any duties or obligations undertaken by Lender to any issuer or correspondent in any application for any Letter of Credit Accommodation, or any other agreement by Lender in favor of any issuer or correspondent relating to any Letter of Credit Accommodation, shall be deemed to have been undertaken by Borrowers to Lender and to apply in all respects to Borrowers.

     2.3. RATIFICATION OF PRE-PETITION OBLIGATIONS. Borrowers hereby (i) acknowledge and agree that the Pre-Petition Obligations are valid and binding obligations, (ii) agree to pay the Pre-Petition Obligations in accordance with the terms of this Agreement and the Financing Order, and (iii) acknowledge and agree that the Pre-Petition Obligations are secured by valid and binding liens and security interests of Lender in the Pre-Petition Collateral.

3.   INTEREST
     --------

     3.1. INTEREST.

          (a) Borrowers shall pay to Lender interest on the outstanding principal amount of the Loans at the Interest Rate. All interest accruing hereunder on and after the date of any Event of Default or termination or non-renewal hereof shall be payable on demand.

          (b) Interest shall be payable by Borrowers to Lender monthly in arrears not later than the first day of each calendar month and shall be calculated on the basis of a three hundred sixty (360) day year and actual days elapsed. The interest rate on Loans shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the first day of the month after any change in such Prime Rate is announced based on the Prime Rate in effect on the last day of the month in which any such change occurs. In no event shall charges constituting interest payable by Borrowers to Lender exceed the maximum amount or the rate permitted under any applicable law or regulation, and if any such part or provision of this Agreement is in contravention of any such law or regulation, such part or provision shall be deemed amended to conform thereto.

4.   CONDITIONS PRECEDENT
     --------------------

     4.1. CONDITIONS PRECEDENT TO LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is a condition precedent to Lender providing further Revolving Loans and Letter of Credit Accommodations hereunder:

          (a) All requisite corporate action and proceedings in connection with this Agreement and the other Financing Agreements shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all information and copies of all documents, including, without limitation, records of requisite corporate action and proceedings which Lender may have reasonably requested in connection therewith, such documents where requested by Lender or its counsel to be certified by appropriate corporate officers or governmental authorities.

          (b) Lender shall have received, in form and substance satisfactory to Lender, guarantees, duly authorized, executed and delivered by each of the Subsidiaries (except for Holding and Realty) in Lender's favor absolutely and unconditionally guaranteeing all present and future obligations of Borrowers to Lender, as well as such security agreements and UCC financing statements as may be necessary or desirable to effectuate the grant by such guarantors in Lender's favor of first security interests in and liens upon (except as otherwise expressly provided herein) all of their respective present and future assets.

          (c) Lender, the Existing Lender and Grossman's shall have duly executed and delivered the Assignment Agreement, the Assignment Agreement shall be in full force and effect, and the Existing Lender shall have duly assigned to Lender all of its right, title and interest in, to and under the Existing Financing Agreements and the loans, advances and financial accommodations made thereunder, all in accordance with the terms of the Assignment Agreement.

          (d) The Bankruptcy Court shall have entered a permanent Financing Order (the "Permanent Financing Order") authorizing the secured financing under this Agreement and the other Financing Agreements on the terms and conditions set forth herein and therein, which shall contain substantially the same provisions as those contained in the Interim Financing Order (other than those relating to interim matters).

          (e) Lender shall have received in form and substance satisfactory to Lender evidence of insurance coverage, including Lender's loss payee endorsements in favor of Lender as to casualty insurance and containing all endorsements, assurances or affirmative coverage requested by Lender for the protection of Lender's interests.

          (f) This Agreement and the other Financing Agreements and all instruments and documents required hereunder and thereunder shall have been duly executed and delivered to Lender and shall be in full force and effect.

     4.2. ADDITIONAL CONDITIONS PRECEDENT TO LOANS AND LETTER OF CREDIT ACCOMMODATIONS. Each of the following is an additional condition precedent to Lender making Loans and/or providing Letter of Credit Accommodations to
Borrowers:

          (a) all representations and warranties contained herein and in the other Financing Agreements shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of the making of each such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto; and

          (b) no Event of Default and no event or condition which, with notice or passage of time or both, would constitute an Event of Default, shall exist or have occurred and be continuing on and as of the date of the making of such Loan or providing each such Letter of Credit Accommodation and after giving effect thereto.

5.   GRANT OF SECURITY INTEREST
     --------------------------

     To secure payment and performance of all Pre-Petition Obligations, Grossman's hereby grants to Lender a continuing security interest in, and lien on, and hereby assigns to Lender as security, the Pre-Petition Collateral now or hereafter owned by such Borrower; PROVIDED that, to the extent that Pre-Petition Collateral shall be sold or disposed of in accordance with the provisions of this Agreement and the net proceeds of such sale or disposition shall not be applied to the payment of the Pre-Petition Obligations, the Pre-Petition Obligations shall also be secured by a continuing security interest in, and lien on, the Post-Petition Collateral now or hereafter owned by such Borrower or any other Borrower. To secure payment and performance of all Post-Petition Obligations, the Borrowers hereby grant to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assign to Lender as security, all Collateral now or hereafter owned by Borrowers. The Lender's post-petition claims arising hereunder shall be a superpriority claim in the Chapter 11 Case subject only to (i) Carve-Out Claims, (ii) liens of equal priority for use of cash collateral (if any), and (iii) liens and security interests retained by the Existing Lender in accordance with the terms of the Assumption Agreement and as provided by the Financing Order.

6.   COLLECTION AND ADMINISTRATION
     -----------------------------

     6.1. BORROWERS' LOAN ACCOUNT. Lender shall maintain one or more loan account(s) on its books in which shall be recorded (a) all Loans, Letter of Credit Accommodations and other Obligations and the Collateral, (b) all payments made by or on behalf of Borrowers and (c) all other appropriate debits and credits as provided in this Agreement, including, without limitation, fees, charges, costs, expenses and interest. All entries in the loan account(s) shall be made in accordance with Lender's customary practices as in effect from time to time.

     6.2. STATEMENTS. Lender shall render to Borrowers each month a statement setting forth the balance in the Borrowers' loan account(s) maintained by Lender for Borrowers pursuant to the provisions of this Agreement, including principal, interest, fees, costs and expenses. Each such statement shall be rebuttable presumptive evidence of the amounts due and owing to Lender by Borrowers.

     6.3. COLLECTION OF ACCOUNTS.

          (a) Borrowers shall establish and maintain, at their expense, an account with a bank to be specified by Lender (the "Blocked Account"), into which Borrowers shall promptly deposit or cause to be deposited all payments on Accounts and Credit Card Receivables in the identical form in which such payments are made, and in which Borrowers shall deposit or cause to be deposited all other payments constituting proceeds of Inventory or other Collateral, whether by cash, check or other manner. Borrowers shall deposit all payments from cash sales of Inventory or rendering of services by Borrowers into such Blocked Account. The bank at which the Blocked Account is established shall enter into an agreement, in form and substance satisfactory to Lender, providing that all items received or deposited in the Blocked Account are the property of Lender, that the depository bank has no lien upon, or right to setoff against, the Blocked Account, the items received for deposit therein, or the funds from time to time on deposit therein (except for ordinary course fees and charges of the depositary bank relating to such accounts), and that the depository bank will wire, or otherwise transfer, in immediately available funds, on a daily basis, all funds received or deposited into the Blocked Account to such bank account of Lender as Lender may from time to time designate for such purpose ("Payment Account"). Borrowers agree that all payments made to such Blocked Account or other funds received and collected by Lender, whether on the Accounts or as proceeds of Inventory or other Collateral or otherwise, shall be the property of Lender.

          (b) For purposes of calculating interest on the Obligations, such payments or other funds received will be applied (conditional upon final collection) to the Obligations one (1) Business Day following the date of receipt of immediately available funds by Lender in the Payment Account. For purposes of calculating the amount of the Revolving Loans available to Borrowers such payments will be applied (conditional upon final collection) to the Obligations on the Business Day of receipt by Lender in the Payment Account, if such payments are received within sufficient time (in accordance with Lender's usual and customary practices as in effect from time to time) to credit Borrowers' loan account on such day, and if not, then on the next Business Day.

          (c) Borrowers and all of their affiliates, subsidiaries, shareholders, directors, employees or agents shall, acting as trustee for Lender, receive, as the property of Lender, any monies, checks, notes, drafts or any other payment relating to and/or proceeds of Accounts or other Collateral which come into their possession or under their control and immediately upon receipt thereof, shall deposit or cause the same to be deposited in the Blocked Accounts, or remit the same or cause the same to be remitted, in kind, to Lender. In no event shall the same be commingled with Borrowers' own funds. Borrowers agree to reimburse Lender on demand for any amounts owed or paid to any bank at which a Blocked Account is established or any other bank or person involved in the transfer of funds to or from the Blocked Accounts or arising out of Lender's payments to or indemnification of such bank or any other person for any liability of Borrowers or with respect thereto. The obligation of Borrowers to reimburse Lender for such amounts pursuant to this Section 6.3 shall survive the termination of this Agreement.

     6.4. PAYMENTS. All Obligations shall be payable to the Payment Account as provided in Section 6.3 or such other place as Lender may designate from time to time. Lender will apply payments received or collected from Borrowers or for the account of Borrowers (including, without limitation, the monetary proceeds of collections or of realization upon any Collateral) to such of the Obligations, whether or not then due, in such order and manner as Lender determines. At Lender's option, all principal, interest, fees, costs, expenses and other charges provided for in this Agreement or the other Financing Agreements may be charged directly to the loan account(s) of Borrowers. Borrowers shall make all payments to Lender on the Obligations free and clear of, and without deduction or withholding for or on account of, any setoff, counterclaim, defense, duties, taxes, levies, imposts, fees, deductions, withholding, restrictions or conditions of any kind. If after receipt of any payment of, or proceeds of Collateral applied to the payment of, any of the Obligations, Lender is required to surrender or return such payment or proceeds to any Person for any reason, then the Obligations intended to be satisfied by such payment or proceeds shall be reinstated and continue and his Agreement shall continue in full force and effect as if such payment or proceeds had not been received by Lender. Borrowers jointly and severally shall be liable to pay to Lender, and hereby indemnify and hold Lender harmless for the amount of, any payments or proceeds surrendered or returned. This Section 6.3 shall remain effective notwithstanding any contrary action which may be taken by Lender in reliance upon such payment or proceeds. This Section 6.3 shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     6.5. AUTHORIZATION TO MAKE LOANS. Lender is authorized to make the Loans and provide the Letter of Credit Accommodations based upon telephonic or other instructions received from anyone purporting to be an authorized officer of any Borrower or other authorized person or, at the discretion of Lender, if such Loans are necessary to satisfy any Obligations. All requests for Loans or Letter of Credit Accommodations hereunder shall specify the date on which the requested advance is to be made or Letter of Credit Accommodations established (which day shall be a Business Day and, in the case of any request for a Letter of Credit Accommodation, shall be not less than seven (7) calendar days after the date on which such request is made) and the amount of the requested Loan. Requests received after 3:00 p.m. Boston, Massachusetts time on any Business Day shall be deemed to have been made as of the opening of business on the immediately following Business Day. All Loans and Letter of Credit Accommodations under this Agreement shall be conclusively presumed to have been made to, and at the request of and for the benefit of, Borrowers when deposited to the credit of Borrowers or otherwise disbursed or established in accordance with the instructions of Borrowers or in accordance with the terms and conditions of this Agreement.

     6.6. USE OF PROCEEDS.

          (a) Borrowers shall use the proceeds of the Loans provided by Lender to Borrowers hereunder (i) for general operating, working capital and other proper corporate purposes of Borrowers, (ii) to repay Pre-Petition Obligations in whole or in part, (iii) to pay costs, expenses and fees in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Financing Agreements, and (iv) to pay administrative expense claims and other claims relating to the Chapter 11 Case, including, without limitation, claims authorized to be paid by any court order and Carve-Out Claims. Such proceeds shall in any event be used in accordance with operating budgets of the Borrowers submitted to and approved by the Bankruptcy Court from time to time in the Chapter 11 Case.

          (b) None of the proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation G of the Board of Governors of the Federal Reserve System, as amended.

     7.   COLLATERAL REPORTING AND COVENANTS
          ----------------------------------

     7.1. COLLATERAL REPORTING. Borrowers shall provide Lender with the following documents in a form satisfactory to Lender:

          (a) on a weekly basis, an accounts receivable summary aging of all outstanding Accounts as of the end of the immediately prior week and on a monthly basis, an aging of all accounts by account debtor and the amount thereof;

          (b) (i) once a week for the immediately preceding week, a summary perpetual Inventory report at Cost for the Contractor's Warehouse Division and on a monthly basis a detailed perpetual Inventory report for such Division, (ii) once a month for the immediately preceding month, a summary stock ledger by location and category at Cost and Retail Sales Price for the Mr. 2nd Bargain Outlet Division, and (iii) once a week for the immediately preceding week, a summary estimated stock ledger report by location for the Mr. 2nd Bargain Outlet Division, in substantially the form heretofore provided;

          (c) on a monthly basis, within twenty (20) Business Days after the end of each calendar month, monthly consolidated statements by Division and for each retail location of sales and gross profits and profit or loss in the present reporting format; and

          (d) within a reasonable period of time, but in any event within seven
(7) Business Days after the request of Lender, such other reports as to the Collateral and other property which is security for the Obligations as Lender shall reasonably request from time to time.

     If any of Borrowers' records or reports of the Collateral are prepared or maintained by an accounting service, contractor, shipper or other agent, Borrowers hereby irrevocably authorize such service, contractor, shipper or agent to deliver such records, reports, and related documents to Lender and to follow Lender's instructions with respect to further services at any time that an Event of Default exists or has occurred and is continuing.

     7.2. ACCOUNTS COVENANTS.

          (a) Borrowers shall notify Lender promptly of: (i) any material delay in Borrowers' performance of any of their obligations to any account debtor or the assertion of any claims, offsets, defenses or counterclaims by any account debtor, or any disputes with account debtors, or any settlement, adjustment or compromise thereof, (ii) all material adverse information relating to the financial condition of any-account debtor and (iii) any event or circumstance which, to Borrowers' knowledge would cause Lender to consider any then existing material Accounts as no longer constituting Eligible Accounts. No credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor without Lender's consent, except in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed in writing to Lender. So long as no Event of Default exists or has occurred and is continuing, Borrowers shall settle, adjust or compromise any claim, offset, counterclaim or dispute with any account debtor. At any time that an Event of Default exists or has occurred and is continuing, Lender shall, at its option, have the exclusive right to settle, adjust or compromise any claim, offset, counterclaim or dispute with account debtors or grant any credits, discounts or allowances.

          (b) At any time that Inventory is returned, reclaimed or repossessed, the related Account shall not be deemed an Eligible Account. In the event any account debtor returns Inventory when an Event of Default exists or has occurred and is continuing, Borrowers shall, upon Lender's request, (i) hold the returned Inventory in trust for Lender, ii) segregate all returned Inventory from all of its other property, (iii) dispose of the returned inventory solely according to Lender's instructions, and (iv) not issue any credits, discounts or allowances with respect thereto for an amount in excess of $25,000 for any account debtor without Lender's prior written consent.

          (c) With respect to each Account: (i) the amounts shown on any invoice delivered to Lender or schedule thereof delivered to Lender shall be true and complete, (ii) no payments shall be made thereon except payments immediately delivered to Lender pursuant to the terms of this Agreement, (iii) no credit, discount, allowance or extension or agreement for any of the foregoing shall be granted to any account debtor except as reported to Lender in accordance with this Agreement and except for credits, discounts, allowances or extensions made or given in the ordinary course of Borrowers' business in accordance with practices and policies previously disclosed to Lender, (iv) there shall be no setoffs, deductions, contras, defenses, counterclaims or disputes existing or asserted with respect thereto except as reported to Lender in accordance with the terms of this Agreement, (v) none of the transactions giving rise thereto will violate any applicable State or Federal laws or regulations, all documentation relating thereto will be legally sufficient under such laws and regulations and all such documentation will be legally enforceable in accordance with its terms.

          (d) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any account or other Collateral, by mail, telephone, facsimile transmission or otherwise.

          (e) Borrowers shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Borrowers, all chattel paper and instruments which Borrowers now own or may at any time acquire immediately upon Borrowers' receipt thereof, except as Lender may otherwise agree.

          (f) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts and such other obligations have been assigned to Lender and are payable directly and only to Lender and Borrowers shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts as Lender may require.

     7.3. INVENTORY COVENANTS. With respect to the Inventory: (a) Borrowers shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of inventory, Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (b) Borrowers shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Borrowers shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Borrowers' business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and prepared by an appraiser reasonably acceptable to Lender, addressed to Lender or upon which

Lender is expressly permitted to rely; (e) Borrowers shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Borrowers assume all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) Borrowers shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Borrowers to repurchase such Inventory, unless reported in writing to Lender and except for the customer's right of return with respect to defective or unsatisfactory goods; and (h) Borrowers shall keep the Inventory in good and marketable condition.

     7.4. EQUIPMENT COVENANTS. With respect to the Equipment: (a) upon Lenders request, Borrowers shall, at their expense, at any time or times as Lender may request on or after an Event of Default deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form scope and methodology acceptable to Lender and by an appraiser acceptable to Lender; (b) Borrowers shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Borrowers shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Borrowers' business and not for personal, family, household or farming use; (e) Borrowers shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Borrowers or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Borrowers in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Borrowers shall not permit any of the Equipment to be or become a part of or affixed to real property; and (g) Borrowers assume all responsibility and liability arising from the use of the Equipment.

     7.5. POWER OF ATTORNEY. Each Borrower hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as such Borrower's true and lawful attorney-in-fact, and authorizes Lender, in such Borrower's or Lender's name, to: (a) at any time an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts, Credit Card Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts, Credit Card Receivables by legal proceedings or otherwise, (iii) exercise all of such Borrower's rights and remedies to collect any Account, Credit Card Receivables or other Collateral, (iv) sell or assign any Account or Credit Card Receivables upon such terms, or such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account or Credit Card Receivable, (vi) discharge and release any Account or Credit Card Receivable, (vii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or other similar document against an account debtor, (iii) notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender, and open and dispose of all mail addressed to such Borrower, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill such Borrower's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) endorse such Borrower's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iii) endorse such Borrower's name upon any chattel paper, document, instrument, invoice, or similar document or agreement received by Lender relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign such Borrower's name on any verification of Accounts or Credit Card Receivables and notices thereof to account debtors and (vi) execute in such Borrower's name and file any UCC financing statements or amendments thereto with respect to the Collateral. Such Borrower hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof whether of omission or commission, except as a result of Lender's own gross negligence or willful misconduct as determined pursuant to a final non-appealable order of a court of competent jurisdiction.

     7.6. RIGHT TO CURE. Lender may, at its option, (a) cure any default by any Borrower under any agreement with a third party or pay or bond on appeal any judgment entered against such Borrower, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the obligations and charge Borrowers' account therefor, such amounts to be repayable by Borrowers on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Borrowers. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

     7.7. ACCESS TO PREMISES. From time to time as requested by Lender, at the cost and expense of Borrowers, (a) Lender or its designee shall have complete access to all of Borrowers' premises during normal business hours and after notice to Borrowers, or at any time and without notice to Borrowers if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Borrowers' books and records, including, without limitation, the Records, and (b) Borrowers shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Borrowers' personnel, equipment, supplies and premises as may be reasonably necessary or the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and realization of other Collateral.

8.   REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrowers hereby jointly and severally represent and warrant to Lender the following (which shall survive the execution and delivery of this Agreement), the truth and accuracy of which are a continuing condition of the making of Loans and providing of Letter of Credit Accommodations by Lender to Borrowers:

     8.1. CORPORATE EXISTENCE, POWER AND AUTHORITY; SUBSIDIARIES. Each Borrower is a corporation duly organized and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on such Borrower's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other financing Agreements and the transactions contemplated hereunder and thereunder are all within each Borrower's corporate powers, have been duly authorized and are not in contravention of law or the terms of such Borrower's certificate of incorporation, by-laws, or other organizational documentation, or any indenture, agreement or undertaking to which such Borrower is a party or by which such Borrower or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Borrowers enforceable in accordance with their respective terms. Borrowers do not have any Subsidiaries other than Holding and Realty and other than the inactive subsidiaries listed on Schedule 8.1 hereto. None of the Borrowers' Subsidiaries (other than Holding and Realty) has any assets or liabilities, nor does it engage in any business or other activities; Holdings has no material assets other than its one-hundred percent (100%) ownership interest of all outstanding capital stock of Realty, has guaranteed the obligations of Realty, and does not engage in any business or other activity other than to hold such capital stock of Realty and guarantee Realty obligations.

     8.2. FINANCIAL STATEMENTS. All financial statements relating to Borrowers which have been or may hereafter be delivered by Borrowers to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Borrowers as at the dates and for the periods set forth therein.

     8.3. CHIEF EXECUTIVE OFFICE; COLLATERAL LOCATIONS. The chief executive office of each Borrower and such Borrower's Records concerning Accounts, Credit Card Receivables and Inventory are located only at the address set forth below and its only other places of business and the only other locations of collateral, if any are the addresses set forth in the Information Certificate, subject to the right of Borrowers to establish new locations in accordance with
Section 9.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Borrowers and sets forth the owners and/or operators thereof and to the best of Borrowers' knowledge, the holders of any mortgages on such locations.

     8.4. PRIORITY OF LIENS; TITLE TO PROPERTIES. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral. Borrowers have good and marketable title to all of their respective properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 8.4 hereto or permitted under Section 9.8 hereof.

     8.5. TAX RETURNS. Borrowers have filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by them (without requests for extension except as previously disclosed in writing to Lender), including, without limitation, with respect to all sales and/or use taxes applicable to the conduct of its business, and have paid all taxes shown to be due on such returns. All information in such tax returns, reports and declarations is complete and accurate in all material respects. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

     8.6. LITIGATION. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Borrowers' knowledge threatened, against or affecting Borrowers, their assets or business and there is no action, suit, proceeding or claim by any Person pending, or to the best of Borrowers' knowledge threatened, against any Borrower or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against such Borrower would result in any material adverse change in the assets, business or prospects of Borrowers taken as a whole or would impair the ability of Borrowers to perform their obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce any Obligations or realize upon any Collateral.

     8.7. COMPLIANCE WITH OTHER AGREEMENTS AND APPLICABLE LAWS.

          (a) Borrowers and their Subsidiaries are not in default in any respect under, or in violation in any respect of any of the terms of, any material agreement, contract, instrument, lease or other commitment to which any of them is a party or by which any of them or any of their assets are bound, which are required to be performed after the Petition Date. Borrowers are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority relating to their business, including, without limitation, those set forth in or promulgated pursuant to the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, ERISA, the Code, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit (including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all Federal, state and local states, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder).

          (b) Borrowers have obtained all material permits, licenses, approvals, consents, certificates, orders or authorizations of any governmental agency required for the lawful conduct of their business and are in compliance in all material respects with the requirements of all applicable laws, rules, regulations and orders to any governmental agency (including, but not limited to, the Department of State, the Department of Commerce, the Bureau of Alcohol, Tobacco and Firearms, and the Environmental Protection Agency) relating to their business

(including, without limitation those set forth in or promulgated pursuant to ERISA, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, the Code, and the Environmental Laws).

     8.8. CREDIT CARD AGREEMENTS. The Credit Card Agreements constitute all of such agreements necessary for Borrowers to operate their business as presently conducted with respect to credit cards and debit cards and no Accounts of Borrowers arise from purchases by customers of Inventory with credit cards or debit cards, other than those which are issued by Credit Card Issuers with whom Grossman's has entered into one of the Credit Card Agreements set forth on
Schedule 8.8 hereto or with whom Grossman's has entered into a Credit Card Agreement in accordance with Section 9.13 hereof. Each of the Credit Card Agreements constitutes the legal, valid and binding obligations of Grossman's and, to the best of such Borrower's knowledge, the other parties thereto, and is enforceable in accordance with its respective terms and are in full force and effect. No default or event of default, or act, condition or event which after notice or passage of time or both, would constitute a default or an event of default under any of the Credit Card Agreements exists or has occurred. Grossman's and the other parties thereto have complied with all of the terms and conditions of the Credit Card Agreements to the extent necessary for Grossman's to be entitled to receive all payments thereunder.

     8.9. EMPLOYEE BENEFITS. Except as disclosed in reports previously filed with the Securities and Exchange Commission:

          (a) Borrowers have not engaged in any transaction in connection with which Borrowers or any of their ERISA Affiliates could be subject to either a civil penalty assessed pursuant to ERISA or a tax imposed by the Code including any accumulated funding deficiency described in Section 8.9(c) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (b) No liability to the Pension Benefit Guaranty Corporation has been or is expected by Borrowers to be incurred with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates. Except for the filing of the Chapter 11 Case, there has been no reportable event (within the meaning of ERISA) or any other event or condition with respect to any employee benefit plan of Borrowers or any of their ERISA Affiliates which presents a risk of termination of any such plan by the Pension Benefit Guaranty Corporation.

          (c) Full payment has been made of all amounts which Borrowers or any of their ERISA Affiliates are required under ERISA and the Code to have paid under the terms of each employee benefit plan as contributions to such plan as of the last day of the most recent fiscal year of such plan ended prior to the date hereof, and no accumulated funding deficiency (as defined in ERISA and the Code, and assuming no plan termination), whether or not waived, exists with respect to any employee pension benefit plan, including any penalty or tax described in Section 8.9(a) hereof and any deficiency with respect to vested accrued benefits described in Section 8.9(d) hereof.

          (d) The current value of all vested accrued benefits under all employee pension benefit plans maintained by Borrowers that are subject to Title IV of ERISA does not exceed the current value of the assets of such plans allocable to such vested accrued benefits, including any penalty or tax described in Section 8.9(a) hereof and any accumulated funding deficiency described in Section 8.9(c) hereof. The terms "current value" and "accrued benefit" have the meanings specified in ERISA.

          (e) None of Borrowers or their ERISA Affiliates is or has ever been obligated to contribute to any "multiemployer plan" (as such term is defined in ERISA) that is subject to Title V of ERISA.

     8.10. CAPITALIZATION. All of the issued and outstanding shares of Capital Stock of: (i) Holding are directly and beneficially owned and held by Grossman's, (ii) Realty are directly and beneficially owned and held by Holding, and (iii) each other of the Subsidiaries are directly and beneficially owned and held by Grossman's or another Subsidiary of Grossman's as to which all of its issued and outstanding shares of capital stock are directly and beneficially owned and held by Grossman's.

     8.11. ACCURACY AND COMPLETENESS OF INFORMATION. To the knowledge of Borrowers, (i) all information furnished by or on behalf of Borrowers to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including, without limitation, all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading, and (ii) no event or circumstance has occurred (excluding general economic, political and industry events and conditions and other events and conditions that do not relate specifically to the business, assets or liabilities of the Borrowers) which has had or would reasonably be expected to have a material adverse affect on the business, assets or liabilities of Borrowers, which has not been fully and accurately disclosed to Lender; provided that for the purposes of this Section 8.11, any actual or alleged misstatement or omission shall be considered in light of the circumstances under which it was made or omitted and in the context of all information disclosed, known or reasonably available at the applicable time to Lender and its controlling persons and affiliates.

     8.12. SURVIVAL OF WARRANTIES. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation hereunder and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Borrowers shall now or hereafter give, or cause to be given, to Lender.

9.   AFFIRMATIVE AND NEGATIVE COVENANTS
     ----------------------------------

     9.1. MAINTENANCE OF EXISTENCE. Borrowers shall at all times preserve, renew and keep in full, force and effect their respective corporate existence and rights and franchises with respect thereto and maintain in full force and effect all permits, licenses, trademarks, tradenames, approvals, authorizations, leases and contracts necessary to carry on their business as presently or proposed to be conducted. Borrowers shall give Lender thirty (30) days prior written notice of any proposed change in the corporate name of any Borrower, which notice shall set forth the new name, and Borrowers shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of the applicable Borrower providing for the name change certified by the Secretary of State of the jurisdiction of incorporation of such Borrower as soon as it is available.

     9.2. NEW COLLATERAL LOCATIONS. Borrowers may open any new location within the continental United States provided Borrowers (a) give Lender thirty (30) days prior written notice of the intended opening of any such new location and
(b) execute and deliver, or cause to be executed and delivered to Lender, such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including, without limitation, UCC financing statements.

     9.3. COMPLIANCE WITH LAWS, REGULATIONS, ETC. Borrowers shall at all times comply in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders and duly observe all material requirements, of any foreign, federal, state or local governmental authority, including, without limitation, the Occupational Safety and Hazard Act of 1970, as amended, the Fair Labor Standards Act of 1938, as amended, and the rules and regulations thereunder, all federal, state and local statutes, regulations, rules and orders relating to consumer credit, including, without limitation, as each has been amended, the Truth-in-Lending Act, the Fair Credit Billing Act the Equal Credit Opportunity Act and the Fair Credit Reporting Act, and regulations, rules and orders promulgated thereunder), all federal, state and local statutes, regulations, rules and orders pertaining to sales of consumer goods (including, without limitation, the Consumer Products Safety Act of 1972, as amended, and the Federal Trade Commission Act of 1914, as amended, and all regulations, rules and orders promulgated thereunder) and all statutes, rules, regulations, orders, permits and stipulations relating to environmental pollution and employee health and safety, including without limitation, all Environmental Laws.

     9.4. PAYMENT OF TAXES AND CLAIMS. Borrowers shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against any of them or their properties or assets, except for taxes accruing prior to the Petition Date and except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books. Borrowers shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Borrowers jointly and severally agree to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Borrowers such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Borrowers to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

     9.5. INSURANCE. Borrowers shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Borrowers shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Borrowers fail to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Borrowers. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Borrowers in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Borrowers shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Borrowers shall obtain non-contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Borrowers or any of their Subsidiaries. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations.

     9.6. FINANCIAL STATEMENTS AND OTHER INFORMATION.

          (a) Borrowers shall keep proper books and records in which true and complete entries shall be made of all dealings or transactions of or in relation to the Collateral and the business of Borrowers and their subsidiaries (if any) in accordance with GAAP and Borrowers shall furnish or cause to be furnished to
Lender: (i) within twenty (20) days after the end of each fiscal month, monthly unaudited consolidated financial statements and unaudited consolidating financial statements (including statements of income and loss for each of Borrowers' locations at which any of them sells Inventory) for each Borrower, all in reasonable detail, fairly presenting the financial position and the results of the operations of each Borrower as of the end of and through such fiscal month and (ii) within ninety (90) days after the end of each fiscal year, audited consolidated financial statements and unaudited consolidating financial statements (including in each case balance sheets, statements of income and loss, statements of cash flow and statements of shareholders' equity), and the accompanying notes hereto, all in reasonable detail, fairly presenting the financial position and the results of the operations of Borrowers and their Subsidiaries as of the end of and for such fiscal year, together with the opinion of independent certified public accountants, which accountants shall be an independent accounting firm selected by Borrowers and reasonably acceptable to Lender, that such financial statements have been prepared in accordance with GAAP, and present fairly the results of operations and financial condition of Borrowers and their subsidiaries as of the end of and for the fiscal year then ended.

          (b) Borrowers shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations which would result in any material adverse change in the collateral or Borrowers' business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

          (c) Borrowers shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Borrowers send to their stockholders generally and copies of all reports and registration statements which any Borrower files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

          (d) Borrowers shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Borrowers, as Lender may from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Borrowers to any court or other government agency on a confidential basis unless otherwise required by law, or to any participant or assignee or prospective participant or assignee. Borrowers hereby irrevocably authorize all accountants or auditors to deliver to Lender, at Borrowers' expense, copies of the financial statements of Borrowers and any reports or management letters prepared by such accountants or auditors on behalf of Borrowers and to disclose to Lender such information as they may have regarding the business of Borrowers. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Borrowers to Lender in writing.

     9.7. SALE OF ASSETS, CONSOLIDATION, MERGER, DISSOLUTION, ETC. Borrowers shall not, directly or indirectly:

          (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or

          (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person, except for (i) sales of Inventory in the ordinary course of business,
(ii) the sale and leaseback on commercially reasonable terms with a non-affiliate of Borrowers of real property and Equipment at any of its locations permitted hereunder, provided that (A) no Event of Default or condition or event which, with notice or passage of time or both, would constitute an Event of Default then exists or would result therefrom and (B) all net proceeds (after deduction of all expenses, including legal fees, and taxes incurred in connection with such sale) of such sales are remitted to Lender for application to the Obligations, (iii) the disposition of worn-out or obsolete Equipment or Equipment no longer used in the business of Borrowers so long as
(A) all net proceeds thereof (after deduction of all expenses, including legal fees, and taxes incurred in connection with such disposition) are paid to

Lender for application to the Obligations and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $1,000,000 for all such Equipment disposed of in any fiscal year of Borrowers commencing on or after January 1, 1997, and (iv) sales of any of the parcels of Real Property listed on Schedule 9.7 hereto so long as (A) all net proceeds thereof (after deduction of all expenses, including legal fees, and taxes incurred in connection with such sale) are paid to Lender for application to the Obligations and (B) each such Real Property is sold for a cash purchase price not less than the minimum price set forth for such property on Schedule 9.7, or

          (c)  form or acquire any subsidiaries, or

          (d)  wind up, liquidate or dissolve, or

          (e)  agree to do any of the foregoing.

Upon any sale or disposition of Collateral permitted by this Section 9.7, Lender shall execute, acknowledge and deliver to Borrowers such releases of its liens and security interests therein as may be reasonably requested by Borrowers.

     9.8. ENCUMBRANCES. Borrowers shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of their assets or properties, including, without limitation the Collateral, except: (a) liens and security interests of Lender; (b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers and with respect to which adequate reserves have been set aside on their books; (c) non-consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of Borrowers' business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to Borrowers, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of Borrowers as presently conducted thereon or materially impair the value of the Real Property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $3,000,000 in the aggregate at any time outstanding plus such additional security interests and mortgages (including capital leases) relating to the acquisition or financing of Equipment and/or Real Property to be used for each new store location opened by Borrowers after the date hereof pursuant to Section 9.2 hereof, so long as such security interests and mortgages do not apply to any property of Borrowers other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the equipment or real estate so acquired, as the case may be; (f) liens and security interests securing other indebtedness and obligations owed to Lender or its affiliates by Borrowers or their Subsidiaries; (g) liens and security interests existing on the date hereof; and (h) the security interests and liens set forth on Schedule 8.4 hereto.

     9.9. INDEBTEDNESS. Borrowers shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade obligations and normal accruals in the ordinary course of business which are not more than sixty (60) days past due or with respect to which any Borrower is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to such Borrower, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital and operating leases) to the extent not incurred or secured by liens (including capital and operating leases) in violation of any other provision of this Agreement; (d) rentals pursuant to the Master Lease, dated April 4, 1996, between Grossman's and Realty and other leases entered into in the ordinary course of business; (e) indebtedness secured by liens permitted by Section 9.8 hereof; (f) other indebtedness owed to Lender or its affiliates by Borrowers or their Subsidiaries; (g) indebtedness and obligations of Borrowers and their Subsidiaries existing on the date hereof; and (h) any refinancing of any of the foregoing.

     9.10. LOANS, INVESTMENTS, GUARANTEES, ETC. Borrowers shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, EXCEPT: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in: (i) short-term direct obligations of the United States Government or any agency or instrumentality thereof, (ii) negotiable certificates of deposit issued by any bank satisfactory to Lender, payable to the order of any Borrower or to bearer and delivered to Lender and overnight bank deposits with such banks, and (iii) commercial paper rated A1 or P1; provided, that, as to any of the foregoing, unless waived in writing by Lender, Borrowers shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, (c) the guarantees set forth in the Information Certificate, (d) unsecured obligations with respect to surety and appeal bonds, performance bond and other obligations of a like nature incurred in the ordinary course of Borrowers' business, (e) loans or advances to employees in the ordinary course of Borrowers' business for travel, entertainment and relocation expenses and the like, not to exceed $500,000 at any one time outstanding (i) existing guarantees of the obligations of Project-Pros, Inc. not in excess of the aggregate amount of $500,000 at any one time outstanding, (f) investments by Borrowers existing on the date hereof, and
(g) other investments approved under any order hereafter entered by the Bankruptcy Court in the Chapter 11 Case or approved in writing by the Lender.

     9.11. DIVIDENDS AND REDEMPTIONS. Grossman's shall not, directly or indirectly, declare or pay any dividends on account of any shares of class of capital stock of Grossman's now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defense, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or agree to do any of the foregoing.

     9.12. TRANSACTIONS WITH AFFILIATES. Borrowers shall not enter into any transaction for the purchase, sale or exchange of property or the rendering of any service to or by any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of Borrowers' business and upon fair and reasonable terms no less favorable to Borrowers than Borrowers would obtain in a comparable arm's length transaction with an unaffiliated person.

     9.13. CREDIT CARD AGREEMENTS. Grossman's shall (a) observe and perform all material terms, covenants, conditions and provisions of the Credit Card Agreements to be observed and performed by it at the times set forth therein;
(b) not do, permit, suffer or refrain from doing anything, as a result of which there could be a default under or breach of any of the terms of any of the Credit Card Agreements and (c) at all times maintain in full force and effect the Credit Card Agreements and not terminate, cancel, surrender, modify, amend, waive or release any of the Credit Card Agreements, or consent to or permit to occur any of the foregoing; except, that, (i) Grossman's may terminate or cancel any of the Credit Card Agreements in the ordinary course of the business of Grossman's; provided that Grossman's shall give Lender not less than fifteen
(15) days prior written notice of its intention to so terminate or cancel any of the Credit Card Agreements; (d) not enter into any new Credit Card Agreements with any new Credit Card Issuer unless (i) Lender shall have received not less than thirty (30) days prior written notice of the intention of Grossman's to enter into such agreement (together with such other information with respect thereto as Lender may request) and (ii) Grossman's delivers, or causes to be delivered to Lender, a Credit Card Acknowledgment in favor of Lender; (e) give Lender immediate written notice of any Credit Card Agreement entered into by Grossman's after the date hereof, together with a true, correct and complete copy thereof and such other information with respect thereto as Lender may request; and (f) furnish to Lender, promptly upon the request of Lender, such information and evidence as Lender may require from time to time concerning the observance, performance and compliance by Grossman's or the other party or parties thereto with the terms, covenants or provisions of the Credit Card Agreements.

     9.14. COMPLIANCE WITH ERISA. Borrowers shall not with respect to any "employee benefit plans" maintained by Borrowers or any of their ERISA
Affiliates:

          (a) (i) terminate any of such employee pension plans so as to incur any liability to the Pension Benefit Guaranty Corporation established pursuant to ERISA, (ii) allow or suffer to exist any prohibited transaction involving any of such employee benefit plans or any trust created hereunder which would subject Borrowers or such ERISA Affiliate to a tax or penalty or other liability in prohibited transactions imposed under the Code or ERISA,

          (b) (i) fail to pay to any such employee benefit plan any contribution which it is obligated to pay under ERISA, the Code or the terms of such plan,
(ii) allow or suffer to exist any occurrence of a reportable event or any other event or condition which presents a material risk of termination by the Pension Benefit Guaranty Corporation of any such employee benefit plan that is a single employer plan, which termination could result in any liability to the Pension Benefit Guaranty Corporation that would result in a material adverse effect on the Borrowers and their Subsidiaries taken as a whole, or (iii) incur any withdrawal liability with respect to any multiemployer pension plan.

     As used in this Section 9.14, the term "employee pension benefit plans", "employee benefit plans", "accumulated funding deficiency" and "reportable event" shall have the respective meanings assigned to them in ERISA, and the term "prohibited transaction" shall have the meaning assigned to it in the Code and ERISA.

     9.15. COSTS AND EXPENSES. Borrowers shall pay to Lender on demand all out-of-pocket costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including, but not limited to: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) all title insurance and other insurance premiums, appraisal fees and search fees; (c) actual charges, fees or expenses charged by any bank issuer or other issuer in connection with the Letter of Credit Accommodations; (d) costs and expenses of preserving and protecting the Collateral; (e) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including, without limitation, preparations for and consultations concerning any such matters); and (f) the reasonable fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

     9.16. FURTHER ASSURANCES. At the request of Lender at any time and from time to time, Borrowers shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this agreement or any of the other financing Agreements. Lender may at any time and from time to time request a certificate from an officer of Borrowers representing that all conditions precedent to the making of Loans and providing Letter of Credit Accommodations contained herein are satisfied. In the event of such request by Lender, Lender may, at its option, cease to make any further Loans or provide any further Letter of Credit Accommodations until Lender has received such certificate and, in addition, Lender has determined that such conditions are satisfied. Where permitted by law, Borrowers hereby authorize Lender to execute and file one or more UCC financing statements signed only by Lender with respect to the Collateral.

10.  EVENTS OF DEFAULT AND REMEDIES
     ------------------------------

     10.1. EVENTS OF DEFAULT. The occurrence or existence of any one or more of the following events are referred to herein individually as an "Event of Default", and collectively as "Events of Default":

          (a) Borrowers (i) fail to pay when due, for five (5) consecutive Business Days, any of the Obligations, or (ii) fail to perform any other of the terms, covenants, conditions or provisions contained in this Agreement or any of the other Financing Agreements for a period of thirty (30) days after Lender shall deliver written notice of such failure to Borrowers;

          (b) any Obligor revokes, terminates or fails to perform any of the terms, covenants, conditions or provisions of any guarantee, endorsement or other agreement of such party in favor of Lender;

          (c) any material provision of this Agreement or of any of the other Financing Agreements shall, for any reason, not be or shall cease to be in full force and effect, or not be, or be asserted in writing by the Borrowers or any of their Subsidiaries not to be, valid, binding and enforceable against any Person purported to be bound by it;

          (d) except in each case with the prior written consent of Lender, (i) the Chapter 11 Case shall be converted to a case under Chapter 7 of the Bankruptcy Code, (ii) the Financing Order shall be vacated or materially amended, (iii) any order shall be entered by the Bankruptcy Court approving the creation of any lien or security interest in the Collateral which is prior or superior to the liens and security interests of Lender therein (other than in respect of Carve-Out Claims), (iv) any trustee or examiner shall be appointed by the Bankruptcy Court having expanded powers over the assets or conduct of business of the Borrowers, or (v) a plan of reorganization or arrangement of which Borrowers are proponents shall be approved which does not provide for repayment of the amounts loaned under the Financing Agreements in full in cash; PROVIDED that except as specifically provided in this subsection (d), the commencement and continuation of the Chapter 11 Case shall not be deemed an Event of Default; or

          (e) any representation, warranty or statement of fact made by Borrowers to Lender in this Agreement, the other Financing Agreements or any other agreement, schedule, confirmatory assignment or otherwise shall when made or deemed made be, to the knowledge of Borrowers, false or misleading, and such false or misleading representation, warranty or statment shall be material when considered in light of all information at the time disclosed, known or reasonably available to Lender and its controlling persons and affiliates;

     Lender hereby irrevocably waives all Events of Default (as defined in the Existing Loan Agreement) arising prior to the date of this Agreement under or in connection with the Existing Financing Agreements; provided, however, that nothing in this paragraph shall be deemed to constitute a waiver of any Event of Default (as defined in this Agreement) hereafter arising out of or resulting from an event that occurs or a condition that exists after the date of this Agreement.

     10.2. REMEDIES.

          (a) At any time an Event of Default exists or has occurred and is continuing, , Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Borrowers or any Obligor, except as such notice or consent is expressly provided for in Section 10.2(e) hereof or elsewhere hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Borrowers of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against any Borrower or any Obligor to collect the Obligations without prior recourse to the Collateral.

          (b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, subject in each case to the provisions of Section 10.2(e) hereof, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender, (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral,
(iii) require Borrowers, at their expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including, without limitation, entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Borrowers, which right or equity of redemption is hereby expressly waived and released by Borrowers and/or (vii) terminate this Agreement. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Borrowers designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Borrowers waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Borrowers waive the posting of any bond which might otherwise be required.

          (c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Borrowers shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for herein and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

          (d) Borrowers acknowledge and agree that each and every Event of Default described above shall be of equal weight and significance, and equally and fully shall allow Lender to exercise its rights and remedies hereunder. Borrowers acknowledge and agree that each such Event of Default has been a material inducement for Lender to enter into this Agreement and that Lender would be irreparably harmed if Lender, in any way, were unable to exercise its rights and remedies on the basis that certain Events of Default (for example, Events of Default not relating to payment) were of less weight or significance than certain other Events of Default (for example, Events of Default relating to payment).

          (e) Notwithstanding any other provision of this Agreement to the contrary, Lender shall not exercise any rights or remedies provided for under this Section 10.2 or elsewhere in this Agreement or the other Financing Agreements (including, without limitation, Sections 2.2(d), 2.2(f), 7.2(a), 7.2(f), 7.5 and 7.6 hereof) unless in each case Lender shall have given written notice to the Borrowers of its intention to exercise such rights and remedies, describing in reasonable detail the actions Lender proposes to take and the date or dates on which such actions are to be taken, and not less than ten (10) days shall have elapsed after the Borrowers shall have actually received such notice.

11.  JURY TRIAL WAIVER; OTHER WAIVERS AND CONSENTS; GOVERNING LAW.
     ------------------------------------------------------------

     11.1. GOVERNING LAW; CHOICE OF FORUM; SERVICE OF PROCESS; JURY TRIAL
           WAIVER.

          (a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Massachusetts (without giving effect to principles of conflicts of law).

          (b) The Bankruptcy Court shall have exclusive jurisdiction of all claims and disputes arising under or in connection with this Agreement or the other Financing Agreements. Borrowers and Lender irrevocably consent and submit to such exclusive jurisdiction of the Bankruptcy Court and waive any objection based on venue or FORUM NON CONVENIENS with respect to any such matter or in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise.

          (c) EACH OF BORROWERS AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. EACH OF BORROWERS AND LENDER HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

          (d) Lender shall not have any liability to any Borrower (whether in tort, contract, equity or otherwise) for losses suffered by such Borrower in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non-appealable judgment or court order binding on Lender, that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement.

     11.2. WAIVER OF NOTICES. Borrowers hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on any Borrower which Lender may elect to give shall entitle such Borrower to any other or further notice or remand in the same, similar or other circumstances.

     11.3. AMENDMENTS AND WAIVERS. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

     11.4. INDEMNIFICATION. Borrowers shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any of the other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including, without limitation, any and all losses, claims, damages, liabilities, costs or expenses caused by the negligence (but not the gross negligence or willful misconduct) of Lender and Lender's directors, agents, employees and counsel, and further including, without limitation, amounts paid in settlement, court costs, and fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Borrowers shall pay the maximum portion which they are permitted to pay under applicable law to Lender in satisfaction of indemnified manners under this Section. The foregoing indemnity shall survive the payment of the Obligations and the termination or non-renewal of this Agreement.

12.  TERM OF AGREEMENT; MISCELLANEOUS
     --------------------------------

     12.1. TERM.
           ---

          (a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect until the Maturity Date. Borrowers may terminate this Agreement and the other Financing Agreements at any time upon at least thirty
(30) days prior written notice to Lender; provided that this Agreement and all other Financing Agreements must be terminated simultaneously. Upon the effective date of termination of the Financing Agreements, Borrowers shall pay to Lender, in full, all outstanding and unpaid Obligations and shall furnish cash collateral to Lender in such amounts as Lender determines are reasonably necessary to secure Lender from loss, cost, damage or expense, including reasonable attorneys' fees and legal expenses, in connection with any contingent Obligations, including issued and outstanding Letter of Credit Accommodations and checks or other payments provisionally credited to the Obligations and/or as to which Lender has not yet received final and indefeasible payment. Such cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Lender, as Lender may, in its discretion, designate in writing to Borrowers for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrowers to the bank account designated by Lender are received in such bank account later than 3:00 p.m., Boston, Massachusetts time.

          (b) No termination of this Agreement or the other Financing Agreements shall relieve or discharge Borrowers of their respective duties, obligations and covenants under this Agreement or the other Financing Agreements until all Obligations have been fully and finally discharged and paid, and Lender's continuing security interest in the Collateral and the rights and remedies of Lender hereunder, under the other Financing Agreements and applicable law, shall remain in effect until all such Obligations have been fully and finally discharged and paid.

     12.2. NOTICES. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at its address set forth below and to any Borrower at its chief executive office set forth below (with a copy to Sonnenschein Nath & Rosenthal, 1221 Avenue of the Americas, Suite

2400, New York, New York 10020, Attention: David Albenda, Esq.), or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next Business Day, one (1) Business Day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

     12.3. PARTIAL INVALIDITY. If any provision of this Agreement is held to be invalid or unenforceable such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

     12.4. SUCCESSORS. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon and inure to the benefit of and be enforceable by Lender, Borrowers and their respective successors and assigns, except that Borrowers may not assign their rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender. Upon the written consent of Borrowers (which consent shall not be unreasonably withheld), Lender may assign its rights and delegate its obligations under this Agreement and the other Financing Agreements and further may assign, or sell participations in, all or any part of the Loans, the Letter of Credit Accommodations or any other interest herein to a financial institution or other person reasonably satisfactory to Borrowers, in which event, the assignee or participant shall have, to the extent of such assignment or participation, the same rights and benefits as it would have if it were the Lender hereunder, except as otherwise provided by the terms of such assignment or participation.

     12.5. ENTIRE AGREEMENT. This Agreement, the other Financing Agreements, the Financing Order, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represent the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written, including, without limitation, the Existing Financing Agreements.

     IN WITNESS WHEREOF, Lender and Borrowers have caused these presents to be duly executed as an instrument as of the day and year first above written.



                                        BORROWERS:
                                        ----------

                                        GROSSMAN'S INC., as Debtor and
                                        Debtor-in-Possession


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        CHIEF EXECUTIVE OFFICE:
                                        -----------------------

                                        45 Dan Road
                                        Canton, Massachusetts  02021-2817



                                        GRS HOLDING COMPANY, INC., as Debtor
                                        and Debtor-in-Possession

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        CHIEF EXECUTIVE OFFICE:

                                        45 Dan Road
                                        Canton, Massachusetts  02021-2817



                                        GRS REALTY COMPANY, INC., as Debtor and
                                        Debtor-in-Possession


                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        CHIEF EXECUTIVE OFFICE:

                                        45 Dan Road
                                        Canton, Massachusetts  02021-2817

                                        LENDER:

                                        GDI COMPANY, INC.

                                        By:
                                           -------------------------------------

                                        Title:
                                              ----------------------------------

                                        ADDRESS:

                                        3250 Lakeport Boulevard
                                        Klamath Falls, OR 97601